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Exhibit 4.6.11
                           GLOBAL RESOURCE CORPORATION
                     INDEPENDENT DIRECTORS WARRANT AGREEMENT

      THIS INDEPENDENT DIRECTORS WARRANT AGREEMENT, made this 24th day of September, 2008, by and between:

      GLOBAL RESOURCE CORPORATION, a Nevada corporation with its principal office located at 408 Bloomfield Drive, Suite 3, West Berlin, New Jersey 08091 (hereinafter referred to as the "COMPANY")

                                      AND
                                      ---

      EACH OF THE INDEPENDENT DIRECTORS of the COMPANY, as may be elected and/or appointed from time to time, from the date of original issue of such Warrants to the expiration date thereof (hereinafter referred to as the "HOLDER" and/or "HOLDERS" as the context may require).

WITNESSETH THAT:

      WHEREAS, at a meeting of the Board of Directors of the COMPANY held on September 23, 2008 the Board resolved that, as a part of the compensation payable to the independent (non-employee) Directors of the COMPANY, the COMPANY would issue to each such Director, for each meeting attended, Five Thousand (5,000) Common Stock Purchase Warrants (hereinafter called the 'WARRANTS") exercisable to purchase the equivalent number of shares of Common stock (i.e., 5,000) at an exercise price equal to the then current market value of the shares as of the date of the meeting, ($2,25), such date to be deemed to be the date of issuance: and

      WHEREAS, the COMPANY desires to provide for the form and provisions of the WARRANTS, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the COMPANY and the HOLDERS; and

      WHEREAS, all acts and things necessary to make the WARRANTS, when executed on behalf of the COMPANY, the valid, binding, and legal obligations of the COMPANY, have been done and performed; and

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      WHEREAS, all acts and things necessary to authorize the execution and delivery of this Warrant Agreement, and to execute and deliver the WARRANTS to the original registered HOLDERS, have been done and performed;

      NOW, THEREFORE, intending to be legally bound hereby, and intending the original registered HOLDERS and their successors and assigns to rely hereon, the COMPANY hereby represents and agrees, and the HOLDERS by acceptance of the WARRANTS impliedly agree, as follows:

      1. WARRANTS AUTHORIZED. COMPANY hereby authorizes the issuance of One Million Two Hundred Thousand (1,200,000) WARRANTS upon the terms and conditions of this Warrant Agreement.

      2. FORM AND EXECUTION. Each WARRANT, whenever issued: (a) shall be in substantially the form attached hereto as Exhibit A; (b) shall be dated as of the date of issuance, which shall be the date of attendance at a meeting of the Board of Directors for which the Director is being issued the WARRANTS; (c) shall entitle the HOLDER to purchase Three Thousand shares of the COMPANY's Common Stock at a price equal to the then current market price of such Common Stock on the date of the meeting for which the WARRANTS are being issued; (d) shall be signed by the President or Vice President and the Secretary or Treasurer of the COMPANY; (e) and shall have the COMPANY'S seal impressed thereon. The COMPANY may adopt and use the facsimile signature of any person who is a requisite officer of the COMPANY at the time such WARRANTS are executed, or of any person now or hereafter holding such office, notwithstanding the fact that at the time a WARRANT is issued he had ceased to be such officer of the COMPANY.

      3. WARRANT ISSUANCE AND ISSUANCE CONSIDERATION, These WARRANTS are being issued to the independent Directors of the COMPANY, as may be in office from time to time after the date hereof and the consideration for the issuance of such WARRANTS shall be attendance at the meeting for which the WARRANTS are being issued. Attendance may be in person, physically, or by telephone conference call.

      4. WARRANT EXERCISE PRICE. Each WARRANT shall entitle the registered HOLDER thereof, subject to the provisions thereof and of this Warrant Agreement, to purchase from the COMPANY Five Thousand (5,000) shares of the COMPANY's Common Stock as stated thereon, at an exercise price equal to the Closing bid price on the date on which the meeting of the Board of Directors is held for attendance at which the WARRANTS are being issued. Both the number of Shares and the price being subject to the anti-dilution adjustments provided in Paragraph 8 hereof, The term "Warrant Exercise Price" as used in this Warrant Agreement refers to the price per Share at which Common Stock may be purchased at the time a designated WARRANT is exercised.


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      5. DURATION (Term). WARRANTS may be exercised at any time between the date of issuance and the close of business (5:00 P.M. Eastern Time) on that date one day before the fifth anniversary of the date of the meeting of the Board for attendance at which the WARRANTS are being issued (i.e., the date of deemed issuance). If such day is a Saturday, Sunday, or other day on which the trading market for the COMPANY's Common Stock is not open, such date being hereafter called the "Expiration Date", such expiration date shall be extended to the next day on which the trading market is open. Each WARRANT not exercised on or before its Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the respective Expiration Date. The COMPANY reserves the right to extend the Expiration Date, from time to time, any number of times, but shall be under no obligation to do so.

      6. TRANSFER AND/OR EXCHANGE OF WARRANTS. On or after the date of issuance and prior to the Expiration Date, any HOLDER of any WARRANT, subject to the transfer restrictions of federal and state securities laws, at any time prior to the exercise thereof, may transfer all or any portion of the stock purchase rights provided in the WARRANT. Upon presentation and surrender to the Warrant Agent of the WARRANT, properly assigned, accompanied by appropriate transfer instructions from the HOLDER, the Warrant Agent shall issue a WARRANT for the assigned number of shares to the assignee as the new registered HOLDER and shall issue a WARRANT for the unassigned balance of the shares to the assigning (old) registered HOLDER. Any HOLDER of any WARRANT, at any time prior to the exercise thereof, may exchange such WARRANT for a WARRANT or WARRANTS of like tenor exercisable for the same aggregate number of Common Shares as the WARRANT surrendered. The Warrant Agent is the COMPANY's Transfer Agent. Olde Monmouth Stock Transfer Co., 200 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716. The COMPANY shall give notice to the registered HOLDERS of WARRANTS of any change in the address of, or in the designation of, its Warrant Agent.


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      7. EXERCISE. (a) A WARRANT shall be exercisable only by the registered
HOLDER surrendering it, together with the subscription form set forth in the WARRANT duly executed, accompanied by payment, in full, in lawful money of the United States, of the Warrant Exercise Price for each full share of the COMPANY's Common Stock ("Share") as to which the WARRANT is exercised, to the Warrant Agent. The Warrant Agent is the COMPANY's Transfer Agent, Olde Monmouth Stock Transfer Co., 200 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716. The COMPANY shall give notice to the registered HOLDERS of WARRANTS of any change in the address of, or in the designation of, its Warrant Agent

      (b) A WARRANT may be exercised wholly or in part. If a WARRANT is only exercised in part, a new WARRANT for the number of Shares as to which the WARRANT shall not have been exercised shall be issued to the registered HOLDER.

      (c) As soon as practicable after the exercise of any WARRANT, the COMPANY shall issue to or upon the order of the registered HOLDER a certificate or certificates for the number of full Shares which he is entitled, registered in such name or names as may be directed by him.

      (d) All Shares issued upon exercise of a WARRANT shall be validly issued, fully paid, and non-assessable. The COMPANY shall pay all taxes in respect of the issue thereof and all costs of issuance. However, the registered HOLDER shall pay all taxes imposed in connection with any transfer, even if involved in an issue of a certificate, and the COMPANY shall not be required to issue or deliver any stock certificate in such case until the tax shall have been paid.

      (e) Each person in whose name any such certificate for Shares is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the WARRANT was surrendered and payment of the Warrant Exercise Price and applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the COMPANY are closed, the person or persons entitled to receive Shares upon such exercise shall be considered the record holder or holders of such shares at the close of business on the next succeeding date on which the stock transfer books are open and shall be entitled to receive only dividends or distributions which are payable to holders of record after that date.


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      8. SHARE DIVIDENDS, RECLASSIFICATION, REORGANIZATION, ANTI- DILUTION
PROVISIONS. Each WARRANT is subject to the following further provisions:

      (a) In case, prior to the expiration of a WARRANT by exercise or by its terms, the COMPANY shall issue any of its Common Stock as a share dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such cases, the Purchase Price per share of the Shares purchasable pursuant to a WARRANT in effect at the time of such action shall be proportionately reduced and the number of Shares at the time purchasable pursuant to a WARRANT shall be proportionately increased; and conversely, in the event the COMPANY shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Purchase Price per share of the Shares purchasable pursuant to a WARRANT in effect at the time of such action shall be proportionately increased and the number of Shares at the time purchasable pursuant to a WARRANT shall be proportionately decreased. If the COMPANY shall, at any time during the life of a WARRANT, declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to its stockholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common Stock so issued shall, for the purpose of a WARRANT, BE deemed to have been issued as a share dividend. Any dividend paid or distributed upon the Common Stock in shares of any other class or securities convertible into Common Stock shall be treated as a dividend paid in shares of Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

      (b) In case, prior to the expiration of a WARRANT by exercise or by its terms, the COMPANY shall be recapitalized, or the COMPANY or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the

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meaning of the term "successor corporation" hereinbefore used in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to, another corporation or corporations), the holder of a WARRANT shall thereafter have the right to purchase, upon the basis and on the terms and conditions and during the time specified in a WARRANT in lieu of the Shares of the COMPANY theretofore purchasable, upon the exercise of a WARRANT, such shares, securities or assets as may be issued or payable with respect to, or in exchange for, the number of Shares of the COMPANY theretofore purchasable upon the exercise of a WARRANT had such recapitalization, consolidation, merger, or conveyance not taken place; and in any such event, the rights of the holder of a WARRANT to an adjustment in the number of Shares purchasable upon the exercise of a WARRANT as herein provided shall continue and be preserved in respect of any shares, securities, or assets which the holder of a WARRANT becomes entitled to purchase.

      (c) In case:

            (i) the COMPANY shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the Common Shares (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of the COMPANY's assets: or

            (ii) the COMPANY shall take a record of the holders of its Common Shares for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or

            (iii) of any classification, reclassification, or other
                  reorganization of the shares which the COMPANY is authorized to issue, consolidation or merger of the COMPANY with or into another corporation, or conveyance of all or substantially all of the assets of the COMPANY; or

            (iv) of the voluntary or involuntary dissolution, liquidation, or winding up of the COMPANY;


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then, and in any such case, the COMPANY shall mail to the holder of a WARRANT, at least 21 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution, or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to participate in such dividend, distribution, or rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be.

      (d) In case the COMPANY at any time while a WARRANT shall remains unexpired and unexercised shall sell all or substantially all of its property or dissolve, liquidate, or wind up its affairs, the holder of a WARRANT may thereafter receive upon exercise hereof in lieu of each Share which it would have been entitled to receive the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon such sale, dissolution, liquidation, or winding up with respect to each Share.

      9. RESERVATION OF SHARES ISSUABLE ON EXERCISE OF WARRANTS. The COMPANY shall at all times reserve and keep available out of its authorized shares, solely for issuance upon the exercise of all WARRANTS issued hereunder. such number of Common Shares and other shares as from time to time shall be issuable upon the exercise of a WARRANT and all other similar WARRANTS at the time outstanding.

      10. LOSS, THEFT, DESTRUCTION OR MUTILATION. Upon receipt by the COMPANY of evidence satisfactory to it, (in the exercise of its reasonable discretion), of the ownership of and the loss, theft, destruction, or mutilation of a WARRANT, and (in the case of loss, theft, or destruction) of indemnity satisfactory to it (in the case of mutilation) upon surrender and cancellation thereof, the COMPANY will execute and deliver, in lieu thereof, a new WARRANT for like tenor.


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      11. WARRANT HOLDER NOT A SHAREHOLDER. The HOLDER of a WARRANT, as such, shall not be entitled by reason of a WARRANT to any rights whatsoever of a stockholder of the COMPANY. No HOLDER of any WARRANT shall be entitled to receive any dividend or to vote with respect to any dividend declared or the taking of a register of stockholders entitled to vote with a Record Date prior to the date of exercise of the WARRANTS.

      12. NOTICES. All notices and other communications from the COMPANY to the HOLDER of a WARRANT shall be mailed by first-class registered mail, postage prepaid, to the address furnished to the COMPANY in writing by the HOLDER of a WARRANT.

      IN WITNESS WHEREOF, intending to be legally bound, the COMPANY has executed this Warrant Agreement:

Dated: September 24, 2008


                                                     GLOBAL RESOURCE CORPORATION

ATTEST


/s/ Jeffrey T. Kimberly
------------------------------
Jeffrey T. Kimberly, President



ATTEST:

/s/ Jeffrey J. Andrews
-----------------------------
Jeffrey J. Andrews, Secretary


HOLDER:


------------------------
Kim Thorne O'Brien



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                                   EXHIBIT A

RESOLUTION OF APPOINTMENT AS TRANSFER AGENT AND REGISTRAR

Name of Corporation:

RESOLVED, that OLDE MONMOUTH STOCK TRANSFER CO., INC. is hereby appointed as Transfer Agent and Registrar for the shares of stock of this Corporation set forth below, to act in accordance with its general practice and with the procedures set forth in the pamphlet submitted to this meeting entitled, "Olde Monmouth Stock Transfer Co., Inc. -- Documentation, Regulations and Procedures for the Transfer and Registration of Stock and the Distribution of Dividends", which pamphlet the Secretary is directed to mark for identification and file with the records of the Corporation.

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Class of Stock    Shares Authorized      Shares         Shares Covered By
 and Par Value       By Charter        Outstanding      This Appointment

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I, the undersigned, Secretary of the above named Corporation DO HEREBY CERTIFY that the foregoing is a true copy of a Resolution duly adopted by the Board of Directors of said Corporation at a meeting thereof on , 20 , at which a quorum was present and voted, and that said Resolution is still in force and effect;

AND I DO FURTHER CERTIFY:

The shares covered by this appointment, as set forth in the foregoing Resolution, include shares reserved for the original issuance as follows (if none, so state)

NATURE OF RESERVE                                      NUMBER OF SHARES




   (CORPORATE SEAL)

                                  Secretary   /s/ Jeffrey J. Andrews
                                              -------------------------